UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 975-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.             Regulation FD Disclosure.

Progenics Pharmaceuticals, Inc. (the “Company”) announced today that it is offering to sell shares of its common stock in an underwritten public offering pursuant to an effective shelf registration statement. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual terms of the offering.  Jefferies LLC and Credit Suisse Securities (USA) LLC are acting as joint book-running managers for the proposed offering. In addition, the Company intends to grant the underwriters a 30-day option to purchase additional shares of common stock on the same terms and conditions as the shares offered in the public offering. All shares to be sold in the offering will be sold by the Company.

The Company intends to use the net proceeds from the offering for research and development and general corporate purposes. The Company may also use a portion of the net proceeds to acquire, license or invest in businesses, products, product candidates, technologies, intellectual property or other assets that are complementary to its own.

A preliminary prospectus supplement relating to the offering has also been filed with the Securities and Exchange Commission (the “SEC”). This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any offer, if at all, will be made only by means of a written prospectus and prospectus supplement forming part of the effective shelf registration statement. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect the Company’s current perspective of existing trends and information as of the date of this communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the risk that the offering may be delayed or may not occur due to market or other conditions and/or to customary closing conditions related to the offering not being satisfied. More information concerning the Company and such risks and uncertainties is available on its website, and in its press releases and reports it files with the SEC, including those risk factors included in its Annual Report on Form 10-K for the annual period ended December 31, 2017 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. The Company is providing the information in this Current Report on Form 8-K as of its date and, except as expressly required by law, the Company disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01             Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

99.1	Press release dated August 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: August 7, 2018